NEWS RELEASE

FOR IMMEDIATE RELEASE

January 24, 2020

CAPITOL FEDERAL FINANCIAL, INC.® ANNOUNCES
ANNUAL MEETING PRESENTATION AVAILABLE ON WEBSITE

Topeka, KS - Capitol Federal Financial, Inc. (NASDAQ: CFFN) (the "Company") will have available on its website, www.capfed.com, at 10:00 a.m. central time on January 28, 2020, the slide presentation for its annual meeting of stockholders being held at that same time.

Capitol Federal Financial, Inc. is the holding company for Capitol Federal Savings Bank (the "Bank"). The Bank has 54 branch locations in Kansas and Missouri, and is one of the largest residential lenders in the State of Kansas. News and other information about the Company can be found at the Bank's website, http://www.capfed.com.

Except for the historical information contained in this press release, the matters discussed may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions. The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan," and similar expressions are intended to identify forward-looking statements. Forward-looking statements that involve risks and uncertainties, including changes in economic conditions in the Company's market area, changes in policies or the application or interpretation of laws and regulations by regulatory agencies and tax authorities, other governmental initiatives affecting the financial services industry, changes in accounting principles, policies or guidelines, fluctuations in interest rates, demand for loans in the Company's market area, the future earnings and capital levels of the Bank, which would affect the ability of the Company to pay dividends in accordance with its dividend policies, competition, and other risks detailed from time to time in documents filed or furnished by the Company with the SEC. Actual results may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

For further information contact:
Investor Relations	Kent Townsend
700 S Kansas Ave	Executive Vice President,
Topeka, KS 66603	Chief Financial Officer and Treasurer
(785) 270-6055	700 S Kansas Ave
investorrelations@capfed.com	Topeka, KS 66603
(785) 231-6360
ktownsend@capfed.com